                                                                   EXHIBIT 10.21

                            B NOTE GUARANTY AGREEMENT

                  THIS GUARANTY AGREEMENT (the "GUARANTY") is executed as of August 19, 2003, by FOUNTAIN VIEW, INC., a Delaware corporation, having an address at 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 (whether one or more collectively referred to as "GUARANTOR"), for the benefit of COLUMN FINANCIAL, INC., a Delaware corporation, having an office at 11 Madison Avenue, New York, New York 10010 (in such capacity, together with its successors and assigns, "LENDER").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Promissory Note B-1 of even date herewith given by Borrower in favor of Lender in the principal amount of Five Million and No/100 Dollars ($5,000,000.00) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, "NOTE B-1"), by that certain Promissory Note B-2 of even dated herewith given by Borrower in favor of Lender in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, "NOTE B-2") and by that certain Promissory Note B-3 of even dated herewith given by Borrower in favor of Lender in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, "NOTE B-3"; and collectively with Note B-1 and Note B-2, the "NOTE"), Borrower has become indebted to Lender with respect to a loan ("LOAN"), made pursuant to that certain Loan Agreement, of even date herewith, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "LOAN AGREEMENT"), which Loan is secured by the liens and security interests of certain mortgages, deeds of trust and/or deeds to secure debt, each of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the "MORTGAGES"), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Mortgages, the "LOAN DOCUMENTS"); and

                  WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

                  WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender's making the Loan to Borrower; and

                  WHEREAS, immediately following closing of the Loan, Lender will assign Notes B-1, B-2 and B-3 to, respectively, CapitalSource Finance LLC, Fortress Credit Opportunities I, L.P., and Highbridge/Zwirn Special Opportunities Fund, L.P. (together, "SUCCESSOR NOTE B LENDER", and CapitalSource Finance LLC will serve as agent for Successor Note B Lender).

                  NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                   ARTICLE I

                          NATURE AND SCOPE OF GUARANTY

                  1.1 GUARANTY OF OBLIGATION. Guarantor hereby irrevocably and unconditionally guarantees to Lender (which shall include Sucessor Note B Lender and its successors and assigns) and its successors and assigns the full payment and performance of all obligations of Borrower under the Note as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, either before or after maturity thereof, and Guarantor shall be liable for, the full amount of the Note, including, without limitation, any costs and expenses incurred by Lender in connection with collecting or enforcing against Guarantor the terms and provisions of this Guaranty and enforcing all terms and provisions of the Note (including, without limitation, all court costs and attorneys' fees and costs) (the "GUARANTEED OBLIGATIONS"). Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a direct and primary obligor. The Guaranteed Obligations shall not include any amounts at anytime owing under that certain Promissory Note A of even date herewith in the principal amount of $85,000,000.00 made by Borrower in favor of Column Financial, Inc., as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time or under any other Loan Document other than the Note.

                  1.2      INTENTIONALLY DELETED.

                  1.3 NATURE OF GUARANTY. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

                  1.4 GUARANTEED OBLIGATIONS NOT REDUCED BY OFFSET. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

                  1.5 PAYMENT BY GUARANTOR. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

                  1.6 NO DUTY TO PURSUE OTHERS. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

                  1.7 WAIVERS. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Properties, (e) the occurrence of any breach by Borrower or an Event of Default,
(f) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

                  1.8 PAYMENT OF EXPENSES. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

                  1.9 EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and

                                      -3-
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Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

                  1.10 WAIVER OF SUBROGATION, REIMBURSEMENT AND CONTRIBUTION. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

                  1.11 BORROWER. The term "BORROWER" as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust, limited liability company, or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

                  1.12 GUARANTOR COVENANT. Upon payment in full of the Mezzanine Loan, Guarantor covenants and agrees that it shall, from time to time, contribute all Excess Cash Flow (as defined on Annex I annexed hereto and made a part hereof) to Borrower, up to the maximum amount that Borrower is required to pay Lender from time to time pursuant to Section 2.3.2 of the Loan Agreement), provided, the foregoing required Guarantor contribution amount shall be reduced by any amounts held by Borrower and that Borrower is permitted to use and uses to make payments on account of the Note as provided in the Loan Agreement. A violation of the foregoing covenant shall be an Event of Default under the Loan Documents.

                                   ARTICLE II

                      EVENTS AND CIRCUMSTANCES NOT REDUCING
                     OR DISCHARGING GUARANTOR'S OBLIGATIONS

                  Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                  2.1 MODIFICATIONS. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

                  2.2 ADJUSTMENT. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

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                  2.3      CONDITION OF BORROWER OR GUARANTOR. The insolvency,
bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

                  2.4 INVALIDITY OF GUARANTEED OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

                  2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

                  2.6 OTHER COLLATERAL. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

                  2.7 RELEASE OF COLLATERAL. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

                  2.8 CARE AND DILIGENCE. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

                  2.9 UNENFORCEABILITY. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

                  2.10 OFFSET. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

                  2.11 MERGER. The reorganization, merger or consolidation of Borrower into or with any other Person.

                  2.12 PREFERENCE. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

                  2.13 OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

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

                  3.1 BENEFIT. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

                  3.2 FAMILIARITY AND RELIANCE. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

                  3.3 NO REPRESENTATION BY LENDER. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

                  3.4 GUARANTOR'S FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

                  3.5 LEGALITY. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

                  3.6 SURVIVAL. All representations and warranties made by Guarantor herein shall survive the execution hereof.

                                   ARTICLE IV

                      SUBORDINATION OF CERTAIN INDEBTEDNESS

                  4.1 SUBORDINATION OF ALL GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed

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

Obligations. Upon the occurrence of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

                  4.2 CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

                  4.3 PAYMENTS HELD IN TRUST. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

                  4.4 LIENS SUBORDINATE. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor's right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

                                   ARTICLE V

                                  MISCELLANEOUS

                  5.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

                  5.2 NOTICES. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

         Guarantor:
                          Fountain View, Inc.
                          27442 Portola Parkway, Suite 200
                          Foothill Ranch, California 92610
                          Attention: General Counsel
                          Facsimile No.: (949) 282-5820

         with a copy to:  Latham & Watkins LLP
                          650 Town Center Drive, Suite 2000
                          Costa Mesa, California 92626-1925
                          Attention: David Meckler, Esq.
                          Facsimile No.: (714) 755-8290


         Lender:

                          CapitalSource Finance LLC
                          4445 Willard Avenue, 12th Floor
                          Chevy Chase, Maryland 20815
                          Attention: Healthcare Finance Group, Portfolio Manager Facsimile No. (301) 841-2380

                          Highbridge/Zwirn Special Opportunities Fund, L.P. 9 West 57th Street, 27th Floor
                          New York, New York 10019
                          Attention:  David Brenner
                          Facsimile No. (212) 287-4263

                          Fortress Credit Opportunities I, LP
                          1251 Avenue of the Americas, 16th Floor
                          New York, New York 10020
                          Attention:  Joshua A. Pack
                          Facsimile No. (212) 798-6060
         with a copy to:  Skadden, Arps, Slate, Meagher & Flom LLP
                          4 Times Square
                          New York, New York 10036
                          Attention: David L. Nagler
                          Facsimile No. (917) 777-2369


         with a copy to:  Hahn & Hessen LLP
                          488 Madison Avenue
                          New York, New York 10022
                          Attention: Daniel D. Batterman
                          Facsimile No. (212) 478-7400

                  5.3 GOVERNING LAW. This Guaranty shall be governed in accordance with the State of New York and the applicable law of the United States of America.

                  5.4 INVALID PROVISIONS. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

                  5.5 AMENDMENTS. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

                  5.6 PARTIES BOUND; ASSIGNMENT; JOINT AND SEVERAL. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

                  5.7 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

                  5.8 RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

                  5.9 COUNTERPARTS. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

                  5.10 RIGHTS AND REMEDIES. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

                  5.11 OTHER DEFINED TERMS. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

                  5.12 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

                  5.13 WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND GUARANTOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.

                  5.14 REINSTATEMENT IN CERTAIN CIRCUMSTANCES. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

                                   ARTICLE VI

                     STATE-SPECIFIC PROVISIONS - CALIFORNIA

                  To the extent this document is enforceable in the State of California, and notwithstanding the provisions of Section 5.3 hereof, the laws of the State of California are held to govern this Agreement and the following provisions shall apply:

                  6.1 PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 6 and the terms and conditions of this Security Instrument, the terms and conditions of this
Article 6 shall control and be binding.

                  6.2 GUARANTOR. Guarantor acknowledges that it is guaranteeing the obligations of Borrower to Lender. Accordingly, Guarantor agrees as follows:

                  (a) Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Agreement:

                       (i) take or release additional security for any obligation in connection with the Loan Documents;

                       (ii) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any party or parties liable under the Loan Documents;

                       (iii) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower, any guarantor of Borrower's obligations under the Loan Documents or any pledgor of collateral for any person's obligations to Lender; and

                       (iv) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine.

                  (b)      Waivers.

                       (i) Guarantor agrees that Lender's right to enforce this Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender's rights under this Agreement shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

                       (ii) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender's rights under this Agreement will remain enforceable even if the amount secured by this Agreement is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Agreement against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower's obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any guarantor of Borrower's obligations under the Loan Documents, any other pledgor of collateral for any person's obligations to Lender or any other person in connection with Borrower's loan.

                       (iii) Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850, including, without limitation, the right to require Lender to (A) proceed against Borrower, any guarantor of Borrower's obligations under the Loan Documents, any other pledgor of collateral for any person's obligations to Lender or any other person in connection with Borrower's loan, (B) proceed against or exhaust any other security or collateral Lender may hold, or (C) pursue any other right or remedy for Guarantor's benefit, and agrees that Lender may exercise its rights under this Agreement or may foreclose against the Mortgaged Property without taking any action against Borrower, Guarantor, guarantor of Borrower's obligations under the Loan Document, any pledgor of collateral for any person's obligations to Lender or any other person in connection with Borrower's loan, and without proceeding against or exhausting any security or collateral Lender holds.

                       (iv) Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of the Mortgaged Property to the difference between the amount owing under the Loan Documents and the fair value of the property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

                       (v) Guarantor waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of this Agreement.

                  (c) Guarantor Informed of Borrower's Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for Borrower's obligations under the Loan Documents and Borrower's financial condition and ability to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of Borrower's financial condition and the performance of Borrower's obligations to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any security for Borrower's obligations under the Loan Documents.

                  (d) Waiver of Estoppel Defense. Upon Borrower's default under the Loan Documents, Lender may elect to foreclose nonjudicially on real property given by Borrower or others as security under the Loan Documents and also to exercise its rights under this Agreement. Guarantor acknowledges that its right to seek reimbursement from Borrower for any amounts paid by Guarantor to Lender under this Agreement will be eliminated if Lender elects to so foreclose on Borrower's property. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender against any real property security owned by Borrower or others will not affect the enforceability of this Agreement on Guarantor's interest in the Mortgaged Property. In order to further effectuate such waiver Guarantor hereby agrees as follows:

                  Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to the Mortgaged Property, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

                  (e) Subrogation. Guarantor agrees that its rights of subrogation and reimbursement against Borrower, its right of subrogation against the Mortgaged Property or any other collateral or security for Lender's loan to Borrower or the pledgor of such collateral or security and its right of contribution from any guarantor or surety of Borrower's obligation sunder the Loan Documents shall be subordinate to Lender's rights against Borrower, in such collateral or security, against any such pledgor and against any such guarantor or surety. Guarantor shall have no such rights of subrogation, reimbursement or contribution until all amounts due under the Note, the Mortgage and the other Loan Documents have been paid in full and Lender has released, transferred or disposed of all of its rights in any collateral or security. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent inconsistent with the foregoing.

                  (f) Confirmation of Waivers. In accordance with California Civil Code Section 2856(c), Guarantor hereby makes the following waivers:

                           (i) The guarantor waives all rights and defenses that the guarantor may have because the debtor's debt is secured by real property. This means, among other things:

                                    (A)      The creditor may collect from the
                           guarantor without first foreclosing on any other real or personal property collateral pledged by the debtor or any other person.

                                    (B)      If the creditor forecloses on any
                           real property collateral pledged by the debtor:

                                    (1)      The amount of the debt may be
                           reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                    (2)      The creditor may collect from the
                           guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

                           (ii) This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon
         Section 580a, 580b, 580d or 726 of the California Code of Civil Procedures.

                         [NO FURTHER TEXT ON THIS PAGE]

                  EXECUTED as of the day and year first above written.

                                        FOUNTAIN VIEW, INC.

                                        By: \s\ Roland G. Rapp
                                            --------------------------------
                                        Name:  Roland G. Rapp
                                        Title: Secretary

                                     ANNEX I

                         CALCULATION OF EXCESS CASH FLOW

         "Bank Midwest Amended and Restated Note" shall mean the amended and restated promissory note in a maximum principal amount not to exceed $5,633,333 to be issued by [New Woodlands Entity] to Bank Midwest, N.A. pursuant to the Plan, the repayment of which is secured by that certain deed of trust and security agreement dated December 1, 1993 and assigned to Bank Midwest by instrument dated July 17, 2001.

         "Excess Cash Flow" means for any fiscal year of Guarantor, (a) the sum, without duplication, of (i) the net income or loss of Guarantor and its Subsidiaries for such fiscal year, calculated in accordance with GAAP, excluding, however, all gains and losses (together with any related provision for federal and state income taxes on such gains and losses) realized in connection with any sale or other disposition by Guarantor or any of its Subsidiaries of any asset (other than the sales of inventory in the ordinary course of business); (ii) the aggregate amount of all interest expense of Guarantor and its Subsidiaries during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iii) the aggregate amount of all federal and state income taxes incurred by Guarantor and its Subsidiaries during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iv) the aggregate amount of all depreciation expense and amortization expense of Guarantor and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; (v) the aggregate amount of all non-cash extraordinary losses (together with any related provision for federal and state income taxes on such extraordinary losses) of Guarantor and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; and (vi) an amount equal to any decrease in the Working Capital during such fiscal year up to $2,000,000 per year; minus (b) the sum, without duplication, of (i) the Maintenance Capital Expenditures for such fiscal year; (ii) the aggregate amount of all interest expense of Guarantor and its Subsidiaries paid or payable during such fiscal year, (iii) an amount equal to any increase in the Working Capital during such fiscal year up to $2,000,000 per year; (iv) the aggregate amount of all federal and state income taxes of Guarantor and its Subsidiaries paid or payable during such fiscal year;
(v) the aggregate amount of all scheduled payments and mandatory prepayments of principal actually made or required to be made during such fiscal year with respect to the Mortgage Loan (including any required posting of cash collateral in connection with property releases or loans), the Bank Midwest Amended and Restated Note, the Woodlands Place Note, the Union Bank Note, the Mezzanine Loan, (vi) the aggregate amount of all voluntary prepayments of principal actually made with respect to the Loan and the Mortgage Loan (as defined in the Senior Mortgage Loan Agreement) and (vii) the aggregate amount of all non-cash extraordinary gains (together with any related provision for federal and state income taxes on such extraordinary gains) of Guarantor and its Subsidiaries during such fiscal year, calculated in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

         "Maintenance Capital Expenditures" means, for any fiscal year, the aggregate amount of all non-financed capital expenditures (other than capital expenditures that are made in connection

                                   Annex I-1
with an acquisition) incurred or made by Guarantor and its Subsidiaries during such fiscal year; provided that, for purposes of this definition, the maximum amount of such capital expenditures deducted in any fiscal year (for any fiscal year, the "Maximum Amount") shall not exceed (a) for fiscal year 2003, $7,000,000 and (b) for any fiscal year thereafter, $7,000,000 plus the Maximum Amount for the immediately preceding fiscal year minus the actual amount of Maintenance Capital Expenditures included in this definition pursuant to clause
(a) in such immediately preceding fiscal year.

         "Mezzanine Borrower" shall mean, collectively, SHG PROPERTY RESOURCES, LLC, a Delaware limited liability company ("REH LLC") and SHG INVESTMENTS, LLC a Delaware limited liability company ("DE 23"), jointly and severally, each having an address c/o Fountain View, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 (REH LLC and DE 23, collectively, "Borrower"), together with their respective successors and permitted assigns

         "Mezzanine Loan" shall mean the loan from Mezzanine Lender to Mezzanine Borrower in the original principal amount of Twenty Three Million and No/100 Dollars ($23,000,000.00).

         "Mezzanine Lender" shall mean, collectively, CapitalSource Finance LLC, a Delaware limited liability company, Highbridge/Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership and Fortress Credit Opportunities I, LP, a Delaware limited partnership.

         "Senior Mortgage Term Loan B" shall mean that certain $10,000,000 Term Loan B under the Senior Mortgage Loan Documentation.

         "Senior Mortgage Loan Borrowers" shall mean the borrowers party to the Senior Mortgage Loan Agreement from time to time and shall include their respective successors and assigns.

         "Senior Mortgage Loan Agreement" shall mean that certain Adjustable Rate Multi-Property Loan Agreement dated as of the Closing Date among Senior Mortgage Loan Lender and the Senior Mortgage Loan Borrowers.

         "Senior Mortgage Loan Documentation" shall mean, collectively, the Senior Mortgage Loan Agreement and all other agreements, documents, instruments and certificates executed and delivered in connection therewith.

         "Senior Mortgage Loan Lender" shall mean Column Financial, Inc. and its successors and assigns under the Senior Mortgage Loan Documentation.

         "Subsidiary" shall mean, as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

         "Union Bank Note" shall mean that certain Amended and Restated Commercial Promissory Note dated April 1, 2001 issued by Summit Care Corporation to Union Bank of California, N.A. with an outstanding principal balance of $823,333.04 on the date of this

Indenture and secured by certain real and personal property located in Burbank, California, pursuant to that certain Extension and Modification Agreement and Modification of Deed of Trust dated April 1, 2001.

         "Woodlands Place Note" shall mean that certain promissory note in the original principal amount of $1,887,866.62 made by Woodlands Resource Management, L.P., and The Woodlands Healthcare Center, L.P. in favor of Woodlands Place Nursing Center, LP, and all other agreements, documents, instruments and certificates executed and delivered in connection therewith, as each may be amended, modified and supplemented from time to time.

         "Working Capital" means, as of any date, (a) the sum, without duplication, of (i) current assets (other than cash and cash equivalents) and
(ii) cash and cash equivalents held in restricted accounts minus (b) the sum, without duplication, of (i) current liabilities (other than the current portion of long term debt) and (ii) long term liabilities related to accrued insurance, in each case calculated on such date for Guarantor and its Subsidiaries.

                                      -3-